UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

June 30, 2011

PRO-DEX, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2361 McGaw Avenue

Irvine, Ca. 92614

(Address of principal executive offices, zip code)

(949) 769-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Employee Severance Policy

On June 30, 2011, the Board of Directors of Pro-Dex, Inc. (the “Company”) approved an Employee Severance Policy (the “Policy”). The Policy is designed to provide benefits to certain employees of the Company, including the Company’s named executive officers, in the event of certain terminations of employment from the Company. The Policy is adopted by the Company as of July 1, 2011 and shall remain in full force and effect until amended or rescinded by the Board. The Policy is the Company’s sole policy regarding severance benefits except to the extent (i) a written employment agreement is in effect between the Company and an employee as of June 30, 2011 or (ii) a written change of control agreement exists at any time between the Company and an employee – in which case the change of control agreement shall govern severance payments. In the event an employee is eligible to participate in the Company’s Annual Incentive Plan and/or Long Term Incentive Plan, the employee will also be entitled to receive payments in accordance with the terms of the plans.

An active full-time employee of the Company is eligible to receive benefits under the Policy upon termination of employment if certain conditions set forth in the Policy are met. Severance benefits payable under the Policy are determined on the basis of (i) the number of completed years of active employment with the Company and (ii) the position the employee held with the Company. A covered employee must complete more than six months of active employment with the Company to receive any severance benefits and an employee that completes more than five years will receive the maximum amount of severance benefits he is eligible to receive under the Policy. An employee must also execute a release of claims against the Company to receive any severance benefits under the Policy above the two week minimum payout.

Under the Policy, a covered chief executive officer will receive severance benefits equal to between thirteen and fifty-two weeks of the employee’s base salary. A covered chief financial officer or covered vice president will receive severance benefits equal to between seven and one-half and thirty weeks of the employee’s base salary.

The foregoing description is qualified in its entirety by reference to the Employee Severance Policy, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1    Employee Severance Policy, adopted July 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2011	PRO-DEX, INC (REGISTRANT).

	By:	/s/ Harold A. Hurwitz
Harold A. Hurwitz
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Employee Severance Policy, adopted July 1, 2011.

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